EXHIBIT 23 ACCOUNTANTS CONSENT


The Stockholders and Board of Directors
North Fork Bancorporation, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 2-99984, 33-14903, 33-34372, 33-52504, 33-53467, 333-05513, 333-00675,
333-19047 and 33-56743) on Form S-8, (Nos. 333-42515, 333-35111, and 333-24419)
on Form S-4 and (Nos. 33-42294, 33-54222, and 333-40311) on Form S-3 of North
Fork Bancorporation, Inc. of our report dated January 21, 1998 relating to the consolidated statements of condition of North Fork Bancorporation, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of North Fork Bancorporation, Inc.

Our report refers to various changes in accounting as discussed in the notes to those statements.


KPMG PEAT MARWICK LLP


New York, New York
March  17, 1998